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                                                                    Exhibit 99.1

PRESS RELEASE

ALLERGAN AND ENTREMED ANNOUNCE STRATEGIC ALLIANCE FOR EYE DISEASES

Allergan to Develop EntreMed's Panzem(TM) for Treatment of Ophthalmic Indications...Deal Valued at $40 Million Plus

IRVINE, Calif. and ROCKVILLE, Md., Jan. 23 /PRNewswire-FirstCall/ -- Allergan (NYSE: AGN), a global leader in ophthalmic research and development and pharmaceutical products, and EntreMed, Inc. (Nasdaq: ENMD), a biopharmaceutical leader in angiogenic research and product development, today announced that they have entered into a five-year strategic alliance to develop and commercialize small molecule angiogenic inhibitors for treatment and prevention of diseases and conditions of the eye.

Angiogenic inhibitors block the formation of blood vessels associated with over 80 different diseases. EntreMed's Panzem(TM) (2-methoxyestradiol (2ME2)) is the first small molecule to be licensed, developed and marketed under this agreement. If Allergan chooses to develop any of EntreMed's other small molecules, the terms of the agreement will apply to each clinical candidate. Allergan and EntreMed will co-develop Panzem(TM) to treat age-related macular degeneration (ARMD), a leading cause of blindness that is the result of bleeding from ruptured new blood vessels that form under the retina. A key part of this alliance will be the assessment of Oculex Pharmaceuticals' novel drug delivery technology to provide localized administration of Panzem(TM) to the back of the eye.

Under the terms of the agreement, Allergan will receive an exclusive worldwide license to commercialize Panzem(TM) for ophthalmologic uses. In return, EntreMed will receive up to $41 million in the form of initial cash payments, equity investments and milestone payments. EntreMed will also receive development funding, as well as royalties on worldwide sales of future products resulting from the collaboration. Additionally, the agreement provides for potential co-promotion by both companies. EntreMed retains all rights to Panzem(TM) for uses outside ophthalmology.

The use of Panzem(TM) for age-related macular degeneration represents Allergan's first external compound that will be assessed for development using Oculex Pharmaceuticals' proprietary biodegradable drug delivery platform technology. If successfully developed in this proprietary system, Oculex will manufacture finished goods. Allergan and Oculex entered into a strategic alliance in May of 2001 to develop proprietary biodegradable drug delivery products for localized delivery to the back of the eye.

"This agreement represents excellent news for the millions of people afflicted with age-related macular degeneration," said David E.I. Pyott, Allergan's Chairman, President and CEO. "EntreMed brings its significant scientific expertise in angiogenesis and the drug candidate Panzem(TM) to the partnership. Allergan brings to the partnership its global marketing capabilities, strong position in ophthalmic pharmaceutical research and
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development and, through its partnership with Oculex, a broad expertise in polymeric formulations and micro-sized manufacturing of novel drug delivery products for the eye."

Dr. John Holaday, Chairman and Chief Executive Officer of EntreMed, commented, "By partnering with Allergan, a world leader in eye therapy, we will now have the opportunity to pursue broader commercial applications for our proprietary drug candidate Panzem(TM). This partnership for the development of Panzem(TM) for ophthalmic indications builds on our extensive preclinical and clinical development program and our leadership in angiogenic inhibitor drug development. We remain committed to and on track with the development of angiogenic inhibitors, including Panzem(TM), for oncology. However, strategic partnerships, such as this one with Allergan, allow us to accelerate the clinical and commercial development of our drug candidates in a variety of angiogenic diseases beyond oncology."

"We are pleased to be part of this collaboration," commented Donald J. Eaton, Chairman and Chief Executive Officer of Oculex Pharmaceuticals, "because it demonstrates how the Oculex technology can facilitate important advancements in new drug development for the treatment of serious eye diseases."

ABOUT AGE-RELATED MACULAR DEGENERATION

Age-related macular degeneration is the most common cause of legal blindness among people over 50 years of age in the Western world, with one in three over the age of 65 afflicted. Each year, approximately 10% of the estimated 13 million people with macular degeneration will suffer severe central vision loss due to the wet or advanced form, which is characterized by bleeding from ruptured new blood vessels that form under the central part of the retina, called the macula. Central vision is lost from the resulting scar tissue. Each year 200,000 individuals will lose all central vision in one or both eyes. Currently, there is only one FDA approved treatment and no cure for ARMD.

ABOUT ANGIOGENESIS

Angiogenesis is the formation of blood vessel networks that feed disease, much like a root system nourishes a plant. Approximately 80 diseases have angiogenic pathology, including cancer, blindness and atherosclerosis. EntreMed's angiogenic inhibitors work to block the growth of unwanted blood vessels that contribute to disease progression. EntreMed targets the angiogenic process at its most vulnerable stage, specifically endothelial cell proliferation and migration. The company's portfolio includes Endostatin protein, Angiostatin protein, Panzem(TM) and a pipeline of preclinical drug candidates.

ABOUT PANZEM(TM)

A naturally occurring angiogenic inhibitor, Panzem's(TM) (2- methoxyestradiol
(2ME2)) versatile properties allow a wide range of potential formulations for drug delivery. Recent reports from the National Eye Institute with whom EntreMed has an active Cooperative Research and Development Agreement (CRADA), have demonstrated that ocular implants of Panzem(TM) may inhibit neovascularization in preclinical models of age-
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related macular degeneration. Panzem(TM) is currently in clinical Phase I and
Phase II trials for breast cancer, prostate cancer and multiple myeloma, a blood cancer.

ABOUT ALLERGAN, INC.

Allergan, Inc., headquartered in Irvine, California, is a technology- driven global health care company providing eye care and specialty pharmaceutical products worldwide. Allergan develops and commercializes products in the eye care pharmaceutical, ophthalmic surgical device, over-the- counter contact lens care, movement disorder, and dermatological markets that deliver value to its customers, satisfy unmet medical needs, and improve patients' lives. For further information, please visit the Allergan web site at http://www.allergan.com.

ABOUT ENTREMED, INC.

EntreMed, Inc., The Angiogenesis Company(TM), is an innovative clinical- stage biopharmaceutical company emphasizing angiogenic therapeutics that inhibit abnormal blood vessel growth associated with a broad range of diseases such as cancer, blindness and atherosclerosis. The company's strategy is to accelerate development of its core technologies through collaborations and sponsored research programs with pharmaceutical and biotechnology companies, universities and government laboratories. EntreMed has a rich pipeline of new proteins, genes and small molecules. For further information, visit EntreMed's web site at http://www.entremed.com. EntreMed's majority owned subsidiary, MaxCyte, Inc., (http://www.maxcyte.com), develops targeted therapeutic products to treat severe and chronic diseases.

ABOUT OCULEX

Oculex Pharmaceuticals is a leading ophthalmic drug delivery company that develops and manufactures proprietary delivery systems to facilitate the treatment of major sight-threatening diseases and conditions that occur inside the eye. Oculex's proprietary drug delivery technology is the first biodegradable, sustained-release system designed to deliver drugs directly into the eye. This novel approach to ocular drug therapy may enable the treatment of eye diseases, many of which were previously untreatable. For further information, please visit the Oculex web site at http://www.oculex.com.

FORWARD LOOKING STATEMENTS

This press release contains "forward-looking statements," such as statements regarding the potential effectiveness of Panzem(TM) and other inhibitors of angiogenesis for the treatment of age-related macular degeneration and other eye diseases. These statements are based on research results to date, and actual results could vary materially from the Companies' expectations and projections. Risks and uncertainties include the possibility that products under research and development could be found to be scientifically, technically or clinically impractical or unacceptable; general industry and pharmaceutical market conditions; technological advances and patents attained by competitors; challenges inherent in new product marketing such as the predictability of market acceptance for new pharmaceutical products and/or acceptance of new indications for
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such products; the possibility that any therapy successfully developed may produce varying results among patients; health care reforms; and trends toward managed care and health care cost containment, and governmental laws and regulations affecting domestic and foreign operations.

Additional information concerning these and other risk factors with respect to Allergan can be found in press releases issued by Allergan as well as Allergan's public periodic filings with the Securities and Exchange Commission, including the discussion under the heading "Certain Factors and Trends Affecting Allergan and Its Businesses" in Allergan's 2000 Form 10-K and Form 10-Q for the quarter ended September 28, 2001. Copies of Allergan press releases and additional information about Allergan are available on the World Wide Web at http://www.allergan.com, or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

Further additional information concerning these and other risk factors with respect to EntreMed can be found in EntreMed's public filings with the Securities and Exchange Commission. Copies of EntreMed's public filings may be obtained from the SEC's website at http://www.sec.gov or at EntreMed's website at http://www.entremed.com, or you can contact the EntreMed Investor Relations Department by calling 240-864-2640.